Exhibit 99.2

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2020. Unless the context otherwise requires, the “Company” refers to Nikola Corporation (“Nikola”) (f/k/a VectoIQ Acquisition Corp.) and its subsidiaries after the Closing, and VectoIQ Acquisition Corp.(“VectoIQ”) prior to the Closing.

The following unaudited pro forma condensed combined financial statements of VectoIQ present the combination of the financial information of VectoIQ and Legacy Nikola adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 combines the historical balance sheet of VectoIQ and the historical balance sheet of Legacy Nikola on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2020. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and the year ended December 31, 2019 combine the historical statements of operations of VectoIQ and Legacy Nikola for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•	the merger of Legacy Nikola with and into Merger Sub, a wholly owned subsidiary of VectoIQ, with Legacy Nikola surviving the merger as a wholly-owned subsidiary of VectoIQ;

•	the issuance and sale of 52,500,000 shares of Common Stock for a purchase price of $10.00 per share and an aggregate purchase price of $525 million in the PIPE pursuant to the Subscription Agreements;

•	the issuance of 2,699,784 shares of Legacy Nikola’s Series D redeemable convertible preferred stock in exchange for $50.0 million in cash pursuant to the amended Series D Preferred Stock Purchase Agreement and 3,887,657 shares of Nikola’s Series D redeemable convertible preferred stock in exchange for $72.0 million in-kind services provided by CNHI/Iveco under the Master Industrial Agreement (the “CNHI Services Agreement”);

•	the repurchase of 1,499,700 shares of Legacy Nikola’s Series B redeemable convertible preferred stock at the price of $16.67 per share for an aggregate purchase price of $25.0 million pursuant to a Series B preferred stock repurchase agreement (the “Repurchase Agreement” ) with Nimbus Holdings LLC (“Nimbus” );

•	the exercise of 935,345 Legacy Nikola stock options; and

•	the redemption of 7,000,000 shares of Common Stock from M&M Residual, LLC at a purchase price of $10.00 per share.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on VectoIQ's results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the (i) historical condensed unaudited financial statements of VectoIQ as of and for the three months ended March 31, 2020 and (ii) historical audited financial statements of VectoIQ as of and for the year ended December 31, 2019 and the related notes, each of which is incorporated by reference;

•	the (i) historical condensed unaudited financial statements of Legacy Nikola as of and for the three months ended March 31, 2020, which is attached as an exhibit to this filing and incorporated by reference and (ii) historical audited financial statements of Legacy Nikola as of and for the year ended December 31, 2019 and the related notes, which is incorporated by reference; and

•	other information relating to VectoIQ and Legacy Nikola contained in the Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Pursuant to VectoIQ’s existing amended and restated certificate of incorporation, Public Stockholders (as defined in the Proxy Statement) were offered the opportunity to redeem, upon the closing of the Business Combination, shares of VectoIQ Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account (as defined in the Proxy Statement). The unaudited condensed combined pro forma financial statements reflect actual redemption of 2,702 shares of VectoIQ Common Stock at $10.37 per share.

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, VectoIQ is treated as the acquired company and Nikola is treated as the acquirer for financial statement reporting purposes. Legacy Nikola has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Nikola’s existing shareholders have the greatest voting interest in the combined entity with over 77% voting interest;

•	the largest minority voting shareholder of the combined entity is an existing shareholder of Legacy Nikola;

•	Legacy Nikola’s directors represent eight of the nine board seats for the combined company’s board of directors;

•	Legacy Nikola’s existing shareholders have the ability to control decisions regarding election and removal of directors and officers of the combined entity’s executive board of directors; and

•	Legacy Nikola’s senior management is the senior management of the combined company.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of VectoIQ following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2020

(in thousands)

	As of March 31, 2020				As of March 31, 2020
	VectoIQ Acquisition Corp (Historical)	Nikola Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,150	$75,515	$668,266	(A)	$744,931
Restricted cash	-	4,132	-		4,132
Accounts receivable, net	-	447	-		447
Prepaid in-kind services	-	13,269	72,000	(B)	85,269
Prepaid expenses and other current assets	7	7,842	(4,656	)(E)	3,193
Total current assets	1,157	101,205	735,610		837,972

Cash held in Trust Account	238,378	-	(238,378	)(G)	-
Investments held in Trust account	-	-	-		-
Restricted cash and cash equivalents	-	-	-		-
Long-term deposits	-	14,540	-		14,540
Property and equipment, net	-	54,436	-		54,436
Intangible assets, net	-	62,497	-		62,497
Goodwill	-	5,238	-		5,238
Other assets	-	54	-		54
Total Assets	$239,535	$237,970	$497,232		$974,737

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	139	7,783	(369	)(E)	7,553
Accounts payable due to related parties	-	285	-		285
Accrued expenses and other current liabilities	-	16,253	(3,923	)(J)	12,330
Accrued expenses due to related parties	-	791	-		791
Accrued liabilities	80	-	-		80
Accrued income tax payable	695	-	-		695
Note Payable	422	-	(422	)(L)	-
Forward contract liability	-	1,324	(1,324	)(B)	-
Term note - current	-	4,100	-		4,100
Total current liabilities	1,336	30,536	(6,038)		25,834

Term note	-	-	-		-
Other long-term liabilities	-	12,024	-		12,024
Deferred tax liabilities, net	-	1,073	-		1,073
Total liabilities	1,336	43,633	(6,038)		38,931

Commitments and contingencies
Redeemable convertible preferred stock - subject to possible redemption	-	414,664	(414,664	)(M)	-
Common shares subject to possible redemption	233,199	-	(233,199	)(N)	-

Stockholders’ equity (deficit):
Common Stock	1	-	35	(O)	36
Legacy Nikola Common Stock	-	1	(1	)(Q)	-
Additional paid-in capital	4,999	1,315	1,166,653	(R)	1,172,967
Accumulated deficit	-	(221,643)	(15,554	)(V)	(237,197)
Total stockholders’ equity (deficit)	5,000	(220,327)	1,151,133		935,806

Total liabilities and stockholders’ equity (deficit)	$239,535	$237,970	$497,232		$974,737

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2020

(in thousands, except share and per share data)

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2020
	VectoIQ Acquisition Corp (Historical)	Nikola Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$-	$58	$-		$58

Costs and expenses:
Cost of goods sold	-	43	-		43
Operating expenses
Research and development	-	24,053	-		24,053
Selling, general, and administrative	699	7,978	1,653	(AA)	10,330
Total costs and expenses	699	32,074	1,653		34,426

Loss from operations	(699)	(32,016)	(1,653)		(34,368)

Other income (expense)
Investment income in Trust account	759	-	(759)	(DD)	-
Interest income	-	64	-		64
Loss on forward contract liability	-	(1,324)	1,324	(EE)	-
Other income, net	-	114	-		114
Loss before income taxes	60	(33,162)	(1,088)		(34,190)

Income tax expense	185	1	(228)	(GG)	(42)

Net income (loss)	$(125)	$(33,163)	$(860)		$(34,148)
Weighted average shares outstanding of common stock	29,640,000				360,904,478
Basic and diluted net income (loss) per share	$(0.00)				$(0.09)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	Year Ended December 31, 2019				Year Ended on December 31, 2019
	VectoIQ Acquisition Corp (Historical)	Nikola Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$-	$482	$-		$482

Costs and expenses:
Cost of goods sold	-	271	-		271
Operating expenses
Research and development	-	67,514	-		67,514
Selling, general, and administrative	910	20,692	6,613	(AA)	28,215
Total costs and expenses	910	88,477	6,613		96,000

Loss from operations	(910)	(87,995)	(6,613)		(95,518)

Other income (expense)
Investment income in Trust account	5,033	-	(5,033)	(DD)	-
Interest income	-	1,456	-		1,456
Loss on Series A redeemdable convertible preferred stock warrant liability	-	(3,339)	3,339	(FF)	-
Other income, net	-	1,373	-		1,373
Loss before income taxes	4,123	(88,505)	(8,307)		(92,689)

Income tax expense	1,392	151	(1,744)	(GG)	(201)

Net income (loss)	2,731	(88,656)	(6,563)		(92,488)
Premium paid on repurchase of redeemable convertible preferred stock	-	(16,816)	16,816	(HH)	-
Net income (loss) attributable to common stockholders	$2,731	$(105,472)	$10,253		$(92,488)
Weighted average shares outstanding of common stock	29,640,000				360,904,478
Basic and diluted net income (loss) per share	$0.09				$(0.26)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, VectoIQ is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Legacy Nikola issuing stock for the net assets of VectoIQ, accompanied by a recapitalization. The net assets of VectoIQ are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the three months ended March 31, 2020 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	VectoIQ’s unaudited balance sheet as of March 31, 2020 and the related notes, which is incorporated by reference; and

•	Legacy Nikola’s unaudited balance sheet as of March 31, 2020 and the related notes, which is attached as an exhibit to this filing and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	VectoIQ’s unaudited statement of operations for the three months ended March 31, 2020 and the related notes, which is incorporated by reference; and

•	Legacy Nikola’s unaudited statement of operations for the three months ended March 31, 2020 and the related notes, which is attached as an exhibit to this filing and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	VectoIQ’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference ; and

•	Legacy Nikola’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of VectoIQ and Legacy Nikola.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. VectoIQ and Legacy Nikola have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2020 are as follows:

(A)	Represents pro forma adjustments to the cash balance to reflect the following:

	(in thousands)
Proceeds from amended Series D Preferred Stock Purchase Agreement	50,000	(B)
Repurchase of Series B preferred stock	(25,000	)(C)
Proceeds from exercise of Legacy Nikola stock options	1,871	(D)
Payment of transaction fees for Legacy Nikola	(6,234	)(E)
Payment of transaction fees and underwriting fees for VectoIQ	(45,269	)(F)
Reclassification of cash and investments held in Trust Account	238,378	(G)
Proceeds from Subscription Agreements	525,000	(H)
Redemption of Common Stock from M&M Residual, LLC	(70,000	)(I)
Settlement of accrued expenses related to Administrative Support Agreement	(30	)(K)
Settlement of VectoIQ related party loan	(422	)(L)
Redemptions of Common Stock by public shareholders	(28	)(W)
	668,266	(A)

(B)	Reflects the issuance of an additional 2,699,784 and 3,887,657 Series D redeemable convertible preferred stock in exchange for $50.0 million and $72.0 million in-kind services provided by CNHI and Iveco pursuant to the amended Series D Preferred Stock Purchase Agreement, including the settlement of the $1.3 million forward contract liability.

(C)	Reflects the repurchase of 1,499,700 Series B redeemable convertible preferred stock at the price of $16.67 per share for an aggregate purchase price of $25.0 million pursuant to the Series B Preferred Stock Repurchase Agreement.

(D)	Reflects the proceeds of approximately $1.8 million for the exercise of 935,345 Legacy Nikola stock options.

(E)	Represents transaction costs of approximately $6.6 million incurred by Nikola in consummating the Business Combination. Of the amount, approximately $0.4 million in cash, $4.7 million in prepaid expenses and other current assets, $3.9 million in accrued expenses and other current liabilities, and $0.4 million in accounts payable related to transaction costs were previously incurred and recorded as of March 31, 2020. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are deemed to not have a continuing impact on the results of the post-combination company.

(F)	Represents transaction costs and underwriting costs of approximately $45.3 million incurred by VectoIQ in consummating the Business Combination. Of the amount, approximately $0.4 million was previously incurred as of March 31, 2020. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are deemed to not have a continuing impact on the results of the post-combination company.

(G)	Reflects the reclassification of $238.4 million of cash and investments held in the Trust Account that becomes available following the Business Combination.

(H)	Reflects the net proceeds of $525.0 million from the issuance and sale of 52,500,000 shares of Common Stock at $10.00 per share in a private placement pursuant to the Subscription Agreements.

(I)	Reflects share redemption of 7,000,000 shares of Common Stock from M&M Residual, LLC at a purchase price of $10.00 per share.

(J)	Represents pro forma adjustments to accrued expenses and other current liabilities to reflect the following:

	(in thousands)
Settlement of transaction fees for Legacy Nikola	(3,113	)(E)
Settlement of accrued expenses pursuant to Administrative Support Agreement	(30	)(K)
	(3,143	)(J)

(K)	Reflects the settlement of accrued expenses pursuant to the Administrative Support Agreement with VectoIQ’s Sponsor, which will terminate upon consummation of the Business Combination.

(L)	Reflects the settlement of VectoIQ's related party loans upon consummation of the merger.

(M)	Reflects the conversion of Legacy Nikola Preferred Stock into Legacy Nikola Common Stock.

(N)	Reflects the reclassification of $233.2 million of Common Stock subject to possible redemption to permanent equity.

(O)	Represents pro forma adjustments to Common Stock balance to reflect the following:

	(in thousands)
Issuance of Common Stock from Subscription Agreements	5	(H)
Redemption of Common Stock from M&M Residual, LLC	(1	)(I)
Reclassification of Common Stock subject to redemption	2	(N)
Recapitalization of Legacy Nikola Common Stock to Common Stock	29	(P)
Redemptions of Common Stock by public shareholders	—	(W)
	35	(O)

(P)	Represents recapitalization of Legacy Nikola Common Stock to Common Stock.

(Q)	Represents pro forma adjustments to Legacy Nikola Common Stock balance to reflect the following:

	(in thousands)
Conversion of Legacy Nikola Preferred Stock to Legacy Nikola Common Stock	1	(M)
Recapitalization of Legacy Nikola Common Stock to Common Stock	(2	)(P)
	(1	)(Q)

(R)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

	(in thousands)
Issuance of Series D preferred stock pursuant to amended Series D Preferred Stock Purchase Agreement	123,324	(B)
Repurchase of Series B preferred stock	(25,000	)(C)
Exercise of Legacy Nikola stock options	1,871	(D)
Payment of transaction fees for Legacy Nikola	(5,940	)(E)
Payment of transaction fees and underwriting fees for VectoIQ	(45,269	)(G)
Issuance of Common Stock from Subscription Agreements	524,995	(H)
Redemption of Common Stock from M&M Residual, LLC	(69,999	)(I)
Conversion of Legacy Nikola Preferred Stock to Legacy Nikola Common Stock	414,663	(M)
Reclassification of Common Stock subject to redemption	233,197	(N)
Recapitalization of Legacy Nikola Common Stock and Common Stock	(27	)(P)
Acceleration of vesting of Legacy Nikola stock options	8,079	(S)
Stock compensation expense for non-employee director compensation program	1,400	(T)
Settlement of stock options pursuant to the Founder Stock Option Plan	5,387	(U)
Redemptions of Common Stock by Public Shareholders	(28	)(W)
	1.166,653	(R)

(S)	Represents the amount of compensation cost related to the acceleration of the vesting for certain existing stock options granted.

(T)	Represents the stock compensation expense that will be recognized for the non-employee director compensation program. These costs are not included in the unaudited pro forma condensed combined statement of operations as the RSUs granted to non-employee directors vest in full on the first anniversay of the grant date. As such, they are deemed to not have a continuing impact on the results of the post-combination company.

(U)	Reflects the settlement of stock options pursuant to the Founder Stock Option Plan upon consummation of the Business Combination.

(V)	Represents pro forma adjustments to Accumulated Deficit balance to reflect the following:

	(in thousands)
Payment of estimated transaction fees for Legacy Nikola	(688	)(E)
Acceleration of vesting of Legacy Nikola stock options	(8,079	)(S)
Stock compensation expense for non-employee director compensation program	(1,400	)(T)
Settlement of stock options pursuant to the Founder Stock Option Plan	(5,387	)(U)
	(15,554	)(V)

(W)	Represents actual redemption of 2,702 shares of Common Stock for approximately $0.03 million allocated to common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.37 per share. Common Stock not redeemed were rolled over into the combined company's Common Stock.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 are as follows:

(AA) Represents pro forma adjustment to selling, general, and administrative expenses to reflect the following:

	Three Months
	Ended March 31,	Year ended
	2020	December 31, 2019
	(in thousands)
Stock-based compensation expense related to amended and restated employment agreements	1,683	6,733	(BB)
Elimination of VectoIQ's historical office space and general administrative services	(30)	(120)	(CC)
	1,653	6,613	(AA)

(BB) Effective as of the Closing Date, the Company entered into individual amended and restatement employment agreements with certain executive officers. Subject to Board approval, the executive officers are eligible to receive time-vested stock awards consisting of RSUs for shares of Common Stock having a value on the date of grant of not less than a fixed amount based on the assumed stock value of $10.00 per share, subject to continued employment during a three-year cliff vesting schedule. A sensitivity analysis was performed to quantify the impact of a hypothetical increase of 10% on the potential grant date stock value compared to the assumed stock value of $10.00. A 10% increase in stock value would lead to the recognition of an additional $0.2 million and $0.7 million in stock-based compensation expense for the three months ended March 31, 2020, and the year ended December 31, 2019, respectively.

(CC) Represents pro forma adjustment to eliminate historical expenses related to VectoIQ’s office space and general administrative services, which will terminate upon consummation of the merger.

(DD) Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account.

(EE) Reflects the elimination of the loss on the forward contract liability. The Company settled the liability in April 2020 with the issuance of Series D redeemable convertible preferred stock, which ceased to exist upon the conversion into Common Stock.

(FF) Reflects the elimination of the loss on Series A redeemable convertible preferred stock warrant liability. As of March 31, 2020, all of the warrants were exercised into Series A redeemable convertible preferred stock, which ceased to exist upon the conversion into Common Stock.

(GG) Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 21%.

(HH) Reflects the elimination of the premium paid on repurchase of redeemable convertible preferred stock, which ceased to exist upon the conversion into Common Stock.

3.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	Three Months Ended March 31, 2020	Year ended December 31, 2019
Pro forma net loss (in thousands)	$(34,148)	(92,488)
Weighted average shares outstanding—basic and diluted	360,904,478	360,904,478
Net loss per share—basic and diluted (1)	$(0.09)	(0.26)

Weighted average shares outstanding—basic and diluted
VectoIQ Public Stockholders	22,983,872	22,983,872
Holders of VectoIQ Founder Shares	6,640,000	6,640,000
PIPE Investors	52,500,000	52,500,000
Legacy Nikola stockholders (2) (3)	278,780,606	278,780,606
	360,904,478	360,904,478

(1) For the purposes of calculating diluted earnings per share, it was assumed that all outstanding VectoIQ Warrants sold in the IPO and the private placement are exchanged for VectoIQ Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

(2) The pro forma shares attributable to Legacy Nikola Stockholders is calculated by applying the exchange ratio of 1.901 to the historical Legacy Nikola Common and Preferred Stock that was exchanged in the Business Combination, including additional shares that were issued and repurchased subsequent to the historical financial statements of Legacy Nikola, as follows:

• historical Legacy Nikola Common Stock of 60.2 million shares as of March 31, 2020,

• historical Legacy  Nikola Preferred Stock of 84.1 million shares as of March 31, 2020,

• the issuance of additional Series D redeemable preferred stock of 6.6 million shares as described in note 2(B),

• the exercise of 0.9 million Legacy Nikola grantee stock options as described in note 2(D), less

• the repurchase of Series B redeemable preferred stock of 1.5 million shares as described in note 2(C).

Pro forma shares attributable to Legacy Nikola stockholder was further adjusted for the redemption of 7.0 million shares of VectoIQ Common Stock from M&M Residual, LLC as described in note 2(I).

(3) The pro forma basic and diluted shares of Legacy Nikola stockholders exclude 41.1 million of unexercised employee stock options, as these are not deemed a participating security and their effect is antidilutive.